Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Third Quarter 2025 Results

•Crocs Brand Results Led by Strength in International
•HEYDUDE Brand Results Driven by Direct-To-Consumer Outperformance
•Strong Cash Flow Enabled Repurchase of 2.4 Million Shares and Debt Paydown of $63 Million
___________________________________________________________________________

BROOMFIELD, COLORADO — October 30, 2025 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its third quarter 2025 financial results.

“Our third-quarter performance was driven by disciplined execution against our brand strategies, as well as greater product and go-to-market innovation. The strength of our profitability and cash flow enabled us to repurchase 2.4 million of our outstanding shares and pay down $63 million of debt during the quarter, both fundamental levers of our value creation model. While our results came in ahead of expectations, we believe both of our brands have greater potential, and are working to re-gain momentum in the marketplace,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “As we look forward, in addition to the $50 million of gross cost savings in 2025, we have identified an incremental $100 million of gross cost savings, and are committed to driving operating leverage in 2026.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

Third Quarter 2025 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $996 million, a decrease of 6.2%, or 6.8% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 1.6%, or 0.9% on a constant currency basis. Wholesale revenues decreased 14.7%, or 15.1% on a constant currency basis.
•Gross margin, on a reported and adjusted basis, declined 110 basis points to 58.5% compared to 59.6%.
•Selling, general, and administrative expenses (“SG&A”), on a reported and adjusted basis, increased 3.3% to $375 million from $364 million, and represented 37.7% of revenues compared to 34.2%.
•Income from operations, on a reported and adjusted basis, decreased 23.0% to $208 million from $270 million, resulting in operating margin of 20.8% compared to 25.4%.
•Diluted earnings per share of $2.70 decreased 19.6% from diluted earnings per share of $3.36. Adjusted diluted earnings per share of $2.92 decreased 18.9% from $3.60.
•During the quarter, we repurchased approximately 2.4 million shares for $203 million at an average share price of $83.03. At quarter-end, $927 million of share repurchase authorization remained available for future repurchases. We repaid $63 million of debt.

Third Quarter 2025 Brand Summary (Compared to the Same Period Last Year)

•Crocs Brand: Revenues decreased 2.5% to $836 million, or 3.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 2.0% to $472 million, or 1.2% on a constant currency basis.
▪Wholesale revenues decreased 7.9% to $364 million, or 8.4% on a constant currency basis.
◦Geography
▪North America revenues decreased 8.8% to $448 million, or 8.8% on a constant currency basis.
▪International revenues increased 5.8% to $389 million, or 4.2% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 21.6% to $160 million, or 21.7% on a constant currency basis.
◦Channel
▪DTC revenues decreased 0.5% to $91 million, or 0.7% on a constant currency basis.
▪Wholesale revenues decreased 38.6% to $69 million, or 38.7% on a constant currency basis.

Balance Sheet and Cash Flow (September 30, 2025, as compared to September 30, 2024)

•Cash and cash equivalents were $154 million compared to $186 million.
•Inventories were $397 million compared to $367 million.
•Total borrowings were $1,318 million compared to $1,422 million.
•Capital expenditures were $45 million compared to $51 million.

Financial Outlook

Fourth Quarter 2025
For the fourth quarter of 2025, we expect:
•Revenues to be down approximately 8% compared to the fourth quarter of 2024, at currency rates as of October 27, 2025.
◦Crocs Brand to be down approximately 3% compared to fourth quarter 2024.
◦HEYDUDE Brand to be down mid-20% approximately compared to fourth quarter 2024.
•Non-GAAP adjustments to be approximately $10 million primarily associated with our cost reduction initiatives.
•Adjusted operating margin to be approximately 15.5%.
•GAAP effective tax rate to be approximately 20% and adjusted effective tax rate to be approximately 16%.
•Adjusted diluted earnings per share to be in the range of $1.82 to $1.92. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.

Separately, we expect capital expenditures of $70 million to $75 million for full year 2025.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today, Thursday, October 30, 2025, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through October 30, 2026, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of October 30, 2025. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$996,301	$1,062,200	$3,083,007	$3,112,335
Cost of sales	413,293	428,861	1,249,614	1,275,003
Gross profit	583,008	633,339	1,833,393	1,837,332
Selling, general and administrative expenses	375,348	363,510	1,830,275	1,015,336
Income from operations	207,660	269,829	3,118	821,996
Foreign currency gains (losses), net	2,957	(332)	8,264	(3,928)
Interest income	531	1,366	1,235	2,908
Interest expense	(21,711)	(26,203)	(67,000)	(85,927)
Other income (expense), net	(9)	237	143	302
Income (loss) before income taxes	189,428	244,897	(54,240)	735,351
Income tax expense	43,612	45,096	132,123	154,189
Net income (loss)	$145,816	$199,801	$(186,363)	$581,162
Net income (loss) per common share:
Basic	$2.72	$3.38	$(3.38)	$9.69
Diluted	$2.70	$3.36	$(3.38)	$9.62
Weighted average common shares outstanding:
Basic	53,641	59,046	55,169	59,973
Diluted	53,989	59,501	55,169	60,437

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$153,970	$180,485
Accounts receivable, net of allowances of $33,088 and $31,579, respectively	335,317	257,657
Inventories	397,073	356,254
Income taxes receivable	6,437	4,046
Other receivables	17,232	22,204
Prepaid expenses and other assets	61,162	51,623
Total current assets	971,191	872,269
Property and equipment, net of accumulated depreciation of $196,819 and $153,455, respectively	242,139	244,335
Intangible assets, net	1,330,514	1,777,080
Goodwill	404,688	711,491
Deferred tax assets, net	964,397	872,350
Restricted cash	3,553	3,193
Right-of-use assets	343,100	307,228
Other assets	40,182	24,207
Total assets	$4,299,764	$4,812,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$217,269	$264,901
Accrued expenses and other liabilities	275,395	298,068
Income taxes payable	114,740	108,688
Current operating lease liabilities	84,331	68,551
Total current liabilities	691,735	740,208
Deferred tax liabilities, net	1,035	4,086
Long-term income taxes payable	617,817	595,434
Long-term borrowings	1,318,498	1,349,339
Long-term operating lease liabilities	303,059	283,406
Other liabilities	4,480	3,948
Total liabilities	2,936,624	2,976,421
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.7 million and 110.4 million issued, 52.4 million and 56.5 million outstanding, respectively	111	110
Treasury stock, at cost, 58.3 million and 53.9 million shares, respectively	(2,858,413)	(2,453,473)
Additional paid-in capital	888,416	859,904
Retained earnings	3,375,473	3,561,836
Accumulated other comprehensive loss	(42,447)	(132,645)
Total stockholders’ equity	1,363,140	1,835,732
Total liabilities and stockholders’ equity	$4,299,764	$4,812,153

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(186,363)	$581,162
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,337	51,890
Operating lease cost	76,614	62,209
Share-based compensation	28,512	24,377
Asset impairment	738,115	24,081
Deferred taxes (1)	17,057	13,231
Other non-cash items (1)	6,059	12,882
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(65,052)	(58,510)
Inventories	(40,165)	17,983
Prepaid expenses and other assets	(17,372)	(9,356)
Accounts payable, accrued expenses and other liabilities	(68,459)	(32,847)
Right-of-use assets and operating lease liabilities	(77,580)	(64,495)
Income taxes	(11,802)	47,942
Cash provided by operating activities	457,901	670,549
Cash flows from investing activities:
Purchases of property, equipment, and software	(45,120)	(50,857)
Cash used in investing activities	(45,120)	(50,857)
Cash flows from financing activities:
Proceeds from borrowings	626,000	78,156
Repayments of borrowings	(664,000)	(326,405)
Repurchases of common stock, including excise tax	(402,153)	(326,185)
Repurchases of common stock for tax withholding	(4,245)	(8,235)
Other (1)	—	(1,004)
Cash used in financing activities	(444,398)	(583,673)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,462	429
Net change in cash, cash equivalents, and restricted cash	(26,155)	36,448
Cash, cash equivalents, and restricted cash—beginning of period	183,678	153,097
Cash, cash equivalents, and restricted cash—end of period	$157,523	$189,545
(1) Amounts for the nine months ended September 30, 2024, have been reclassified to conform to current period presentation.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three and nine months ended September 30, 2025, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$996,301	$1,062,200	$3,083,007	$3,112,335

GAAP gross profit	$583,008	$633,339	$1,833,393	$1,837,332
Distribution centers (1)	—	—	—	3,242
Non-GAAP gross profit	$583,008	$633,339	$1,833,393	$1,840,574

GAAP gross margin	58.5%	59.6%	59.5%	59.0%
Non-GAAP gross margin	58.5%	59.6%	59.5%	59.1%
(1) During the nine months ended September 30, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$996,301	$1,062,200	$3,083,007	$3,112,335

GAAP selling, general and administrative expenses	$375,348	$363,510	$1,830,275	$1,015,336
Impairment of indefinite-lived trademark (1)	—	—	(430,000)	—
Impairment of goodwill (2)	—	—	(307,000)	—
Impairment related to information technology systems (3)	—	—	—	(18,172)
Impairment related to distribution centers (4)	—	—	—	(6,933)
Total adjustments	—	—	(737,000)	(25,105)
Non-GAAP selling, general and administrative expenses (5)	$375,348	$363,510	$1,093,275	$990,231

GAAP selling, general and administrative expenses as a percent of revenues	37.7%	34.2%	59.4%	32.6%
Non-GAAP selling, general and administrative expenses as a percent of revenues	37.7%	34.2%	35.5%	31.8%
(1) Represents an impairment of the HEYDUDE indefinite-lived trademark.
(2) Represents an impairment of the HEYDUDE Brand reporting unit goodwill.
(3) Represents an impairment of information technology systems related to the HEYDUDE integration.
(4) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada, associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$996,301	$1,062,200	$3,083,007	$3,112,335

GAAP income (loss) from operations	$207,660	$269,829	$3,118	$821,996
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	—	—	737,000	25,105
Non-GAAP income from operations	$207,660	$269,829	$740,118	$850,343

GAAP operating margin	20.8%	25.4%	0.1%	26.4%
Non-GAAP operating margin	20.8%	25.4%	24.0%	27.3%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
GAAP income (loss) from operations	$207,660	$269,829	$3,118	$821,996
GAAP income (loss) before income taxes	189,428	244,897	(54,240)	735,351

Non-GAAP income from operations (1)	$207,660	$269,829	$740,118	$850,343
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	2,957	(332)	8,264	(3,928)
Interest income	531	1,366	1,235	2,908
Interest expense	(21,711)	(26,203)	(67,000)	(85,927)
Other income (expense), net	(9)	237	143	302
Non-GAAP income before income taxes	$189,428	$244,897	$682,760	$763,698

GAAP income tax expense	$43,612	$45,096	$132,123	$154,189
Tax effect of non-GAAP operating adjustments	—	—	29,942	7,141
Impact of intra-entity IP transactions (2)	(11,626)	(14,165)	(43,900)	(39,332)
Non-GAAP income tax expense	$31,986	$30,931	$118,165	$121,998

GAAP effective income tax rate	23.0%	18.4%	(243.6)%	21.0%
Non-GAAP effective income tax rate	16.9%	12.6%	17.3%	16.0%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Numerator:
GAAP net income (loss)	$145,816	$199,801	$(186,363)	$581,162
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	—	—	737,000	25,105
Tax effect of non-GAAP adjustments (3)	11,626	14,165	13,958	32,191
Non-GAAP net income	$157,442	$213,966	$564,595	$641,700
Denominator:
GAAP weighted average common shares outstanding - basic	53,641	59,046	55,169	59,973
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	348	455	—	464
GAAP weighted average common shares outstanding - diluted	53,989	59,501	55,169	60,437

GAAP weighted average common shares outstanding - basic			55,169
Plus: dilutive effect of stock options and unvested restricted stock units			368
Non-GAAP weighted average common shares outstanding - diluted			55,537

GAAP net income (loss) per common share:
Basic	$2.72	$3.38	$(3.38)	$9.69
Diluted	$2.70	$3.36	$(3.38)	$9.62

Non-GAAP net income per common share:
Basic	$2.94	$3.62	$10.23	$10.70
Diluted	$2.92	$3.60	$10.17	$10.62
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Cash provided by operating activities	$239,336	$296,887	$457,901	$670,549
Purchases of property, equipment, and software	(13,174)	(18,051)	(45,120)	(50,857)
Free cash flow	$226,162	$278,836	$412,781	$619,692

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Fourth Quarter 2025:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	14.4%
Non-GAAP adjustments (1)	1.1%
Non-GAAP operating margin	15.5%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	20%
Non-GAAP adjustments (2)	(4)%
Non-GAAP effective tax rate	16%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.58 to $1.68
Non-GAAP adjustments (1)(2)	$0.24
Non-GAAP diluted earnings per share	$1.82 to $1.92
(1) In the fourth quarter of 2025, we expect to incur approximately $10 million of non-GAAP adjustments, primarily associated with our cost reduction initiatives.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the fourth quarter 2025 impact of these transactions.

Non-GAAP Financial Guidance

Now that we have entered the fourth quarter of 2025, we are able to estimate our anticipated fourth quarter 2025 non-GAAP adjustments with a reasonable degree of certainty and reconcile these forward-looking adjusted measures without unreasonable efforts. Our forward-looking guidance for consolidated “adjusted operating margin,” “adjusted effective tax rate,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that excludes or otherwise has been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2025	2024	2025	2024	Q3 2025-2024	YTD 2025-2024	Q3 2025-2024	YTD 2025-2024
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$144,353	$162,103	$481,563	$516,427	(10.9)%	(6.8)%	(10.9)%	(6.6)%
Direct-to-consumer	303,352	328,714	791,789	846,018	(7.7)%	(6.4)%	(7.7)%	(6.3)%
Total North America (2)	447,705	490,817	1,273,352	1,362,445	(8.8)%	(6.5)%	(8.8)%	(6.4)%
International:
Wholesale	220,003	233,461	824,276	776,420	(5.8)%	6.2%	(6.7)%	6.6%
Direct-to-consumer	168,521	133,820	459,799	377,038	25.9%	22.0%	23.1%	21.0%
Total International	388,524	367,281	1,284,075	1,153,458	5.8%	11.3%	4.2%	11.2%
Total Crocs Brand	$836,229	$858,098	$2,557,427	$2,515,903	(2.5)%	1.7%	(3.2)%	1.7%

Crocs Brand:
Wholesale	$364,356	$395,564	$1,305,839	$1,292,847	(7.9)%	1.0%	(8.4)%	1.3%
Direct-to-consumer	471,873	462,534	1,251,588	1,223,056	2.0%	2.3%	1.2%	2.1%
Total Crocs Brand	836,229	858,098	2,557,427	2,515,903	(2.5)%	1.7%	(3.2)%	1.7%
HEYDUDE Brand:
Wholesale	69,402	113,018	279,855	361,600	(38.6)%	(22.6)%	(38.7)%	(22.6)%
Direct-to-consumer	90,670	91,084	245,725	234,832	(0.5)%	4.6%	(0.7)%	4.5%
Total HEYDUDE Brand (3)	160,072	204,102	525,580	596,432	(21.6)%	(11.9)%	(21.7)%	(11.9)%
Total consolidated revenues	$996,301	$1,062,200	$3,083,007	$3,112,335	(6.2)%	(0.9)%	(6.8)%	(0.9)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.